Exhibit 10.5

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is entered into as of July 28th, 2004, (the "Effective Date"), by and between MediaG3, Inc., a California corporation, having principal offices at 1960 The Alameda, Suite 125, San Jose, CA 95126, USA (hereinafter referred to as “Licensor”) and Oriental Media Communications Ltd., a corporation duly incorporated under the laws of China and having its principal place of business at 378 Chang Ning Road, Suite 1608, Shanghai, China 200042  ("Licensee").

This Agreement supersedes any prior written or verbal agreement between the Licensor and the Licensee regarding MediaG3 software.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     SOFTWARE.

1.1

     Software.  Subject to the terms and conditions of this Agreement and pursuant to the license in Section 2.2 below, Licensor agrees to license to Licensee certain software products (the “Software”), which consist of the mg3 software system capable of creating, producing, deploying, hosting, tracking and reporting rich-media email messages.  Software includes copies of software source code and binary code provided on CD-ROMs or other media or provided electronically, and any enhancements, modifications, updates, bug fixes or releases related thereto. Two (2) master copies of the Software shall be delivered to Licensee on the effective date of the Agreement by and between the parties hereto.

1.2

     Software Upgrades.  All Software upgrades, enhancements and bug fixes for the Software shall be made available to Licensee no later than ten (10) business days after Licensor releases such upgrades, enhancements and bug fixes to any of its other licensees, customers, developers or integrators and at no additional charge unless otherwise expressly provided in this Agreement.

1.3

     Software Support.  Licensee shall provide development in localization, customization and integration, business development and marketing support upon written request from Licensee and for a fee at $125 USD per hour plus directly related travel and other expenses.

2.     OWNERSHIP; GRANT OF RIGHTS

2.1

      Ownership.  As between the parties, Licensor shall retain any and all title to and ownership of, and all proprietary rights with respect to, the Software, except any and all modifications, enhancements or derivative works created from the Software by Licensee.  Licensee is expressly prohibited under this Agreement from reverse engineering the Software.

2.2

      Software License.  Licensor hereby grants Licensee a nonexclusive, non-transferable, revocable Software, limited to the country of People’s Republic of China and to:

(a)

use, reproduce and have reproduced, object code or other copies of the Software from master or other copies of the Software provided by Licensor only for those purposes defined within the scope of the license granted herein;

(b)

sell, distribute, offer to distribute the Software to other businesses to use or to be incorporated and bundled into other products or in connection with or for use with any Licensee product or Licensee’s joint partners’ products by any means now known or developed in the future, through multiple tiers of distribution, including without limitation resellers, distributors, integrators, VARS or directly to end users;

(c)

provide customer support (including, without limitation, to fix Software bugs) to any reseller, distributor, integrator, VAR, end user or other third party as necessary; and

(d)

sublicense and authorize to granting of sublicenses of all of the license rights granted to Licensee in this Section 2.2 to any third parties, provided that any such sublicensees agree in writing to be bound by the terms hereof.

3.     FEES; PAYMENT; WARRANTS; AUDIT RIGHTS

3.1

Payment Terms.  Subject to the terms and conditions of this Agreement, Licensee agrees to pay Licensor three million RMB ($3,000,000) for the rights granted to Licensee in Section 2.2. The initial payment one million RMB ($1,000,000) shall be due and payable on or before December 31, 2005 with the balance due and payable to Licensor on or before June 30th, 2007.

3.2

If localization is requested, Licensee shall pay Licensor fourteen thousand ($14,000) in USD for engineering and localization of Software to Chinese.  Licensee shall be responsible to translate all relevant Software documents from English to Chinese.  Licensor staff will assist in any way to facilitate the translation.

4.

REPRESENTATIONS AND WARRANTIES

4.1

The parties hereto warrant and represent to each other that they have the full power to enter into this Agreement and to carry out its obligations hereunder.

4.2

NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.     INDEMNIFICATION.  The parties agree to indemnify, defend and hold each other harmless, along with their officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from or arising out of any claims which allege that one party hereto has breached its obligations under this Agreement.  The party hereto seeking indemnification shall promptly notify the other party in writing of any notice or claim of such breach of this Agreement and shall permit the indemnifying party to control, in a manner not adverse to the other party, the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to the party seeking indemnification. The party seeking indemnification may employ counsel, at its own expense (provided that if such counsel is necessary because of a conflict of interest of either the other party or its counsel or because the other party does not assume control, then the other party shall bear such expense), to assist it with respect to any such claim.  The party seeking indemnification shall not enter into any settlement that affects the other party's rights or interest without that other party's prior written approval.  The party seeking indemnification shall have no authority to settle any claim on behalf of the other party.

6.   CONFIDENTIALITY

6.1

       Each party agrees that all source and object code, trade secrets, software, inventions, algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Proprietary Information" of the disclosing party).  Except as expressly allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party, shall take reasonable protective measures to insure same (and at least the same measures it takes for its own Proprietary Information) and shall similarly bind its employees in writing.  The receiving party shall not be obligated under this Section with respect to information the receiving party can document:

(a)

    is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

(b)

     is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

(c)

     was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

(d)

     was independently developed by employees or consultants of the receiving party; or

(e)

     is required to be disclosed by law.

6.2

       If either party breaches any of its obligations with respect to confidentiality, or if such a breach is likely to occur, the other party shall be entitled to equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including money damages, provided by law.

6.3

       The parties shall treat the terms and conditions and the existence of this Agreement as Proprietary Information.  Each party shall obtain the other’s consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

7.    LIMITATION OF LIABILITY.  EXCEPT UNDER SECTION 5 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

8.    TERM; TERMINATION.  This Agreement and the rights and obligations hereunder shall remain in effect for ten (10) years from the Effective Date.  This Agreement may be automatically renewed for additional five (5) years, unless otherwise notified by either party to terminate the Agreement ninety (90) days prior to expiration of each term.  Based on the terms and conditions mutually agreed by both parties.

8.1

     Termination for Cause.  This Agreement may be terminated by any party for cause immediately by written notice upon the occurrence of any of the following events:

(a)

If the other ceases to do business, or otherwise terminates its business operations or if there is a material change in control of the other; or

(b)

If the other breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach; or

(c)

If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days.

9.

MISCELLANEOUS

9.1

Survival.  Sections 4, 5, 6 & 7 shall survive termination or expiration of this Agreement.  All the terms of this Agreement shall survive during the term of the Agreement should MediaG3, Inc. be acquired or merged with a different business entity.

9.2

Assignment.  A party shall not assign all or any portion of its interest in this Agreement without the prior written consent of the other party.

9.3

Notices.  All notices shall be sufficient only if personally delivered, delivered by telecopy, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, to either party at its address set forth above or such other address as such party may provide by notice pursuant to this Section.  If not received sooner, notice by mail shall be deemed received fifteen (15) days after deposit in the U.S. mails or China Mail, properly addressed, with first class postage prepaid.  Notice by telecopy shall be deemed received at the time sent or the next working day if such time is not during a working day.

9.4

Governing Law; Arbitration.  This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof.  In the event a dispute of any kind or nature arises under this Agreement, any documents executed in connection with this Agreement, or any matters related to this Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration, through the American Arbitration Association Office in Santa Clara County, under the Commercial Arbitration Rules of the American Arbitration Association.  If the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association.  The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration.  However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorneys’ fees and costs to the prevailing party

9.5

Waivers and Amendments.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other right, power or privilege.  This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized officers of the parties.

9.6

Severability.  In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

9.7

Relationship of the Parties.  In fulfilling its obligations under this Agreement, each party shall be acting as an independent contractor.  This Agreement does not make either party the employee, agent or legal representative of the other.

9.8

Basis of Bargain.  EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

9.9

Entire Agreement.  This Agreement is the complete agreement between the parties hereto concerning the subject matter of this Agreement, and replaces any contemporaneous or prior written or oral communications between the parties.  There are no conditions, understandings, agreements, representations or warranties, expressed or implied, which are not specified herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

LICENSOR:

MEDIAG3, INC.

By:

/s/ William Yuan

William Yuan

President / CEO

LICENSEE:

SHANGHAI MEDIA COMMUNICATION CORPORATION

By:

/s/ Yuan Hui Min

Yuan Hui Min

Chairman and President

APPENDIX A

SOFTWARE

MediaG3 Software System

Modules

1.

mg3 Login – A program for secured client GUI.

a.

Validate customer ID, including expiration date and number of concurrent users allowed

2.

mg3 Editor – A program for a full functional rich-media editing program for streaming graphics, streaming video and dynamic html

3.

mg3 Submit – A program to allow clients to submit finished rich-media email files and email database through a secured access.

a.

Submit message file(s)

b.

Convert design layout to email message

c.

Program all the URL links, forwarding functions and header/footer information

d.

Compress the email message

e.

Upload email database – preliminary list cleaning

f.

Schedule a specific time and date for message

4.

mg3 Deploy – A fulfillment server to deliver rich-media email messages to targeted recipients.  A list of the email addresses will be fed into the fulfillment server before the delivery of the messages. The list will be either generated from the data stored in the database server based on search criteria or given by customers. During the delivery process, the fulfillment software will look for invalid mailing addresses and mark them accordingly. If the messages bounce back from the network because of the failure in delivery, the messages will be pulled from the mailbox and the email address will be marked accordingly

a.

Schedule deployment time

b.

Segmentation

c.

Detect recipients speed of connections

d.

Detect recipients computer platforms

e.

Personalization

f.

Facilitate forwarding / viral marketing

g.

Track recipients’ responses and activities

h.

Process bounced back messages because of the failure in delivery

5.

mg3 Host – A hosting server streaming content to recipients.  The Applet Server/Content Stream Server will serve the player applet and the streaming content to the recipient’s machines. Multiple Applet/Content Stream servers can be setup for load sharing and balancing purpose.

6.

mg3 Monitor – A server to monitor and collect all statistical raw data from the recipients and send them back to the server through http protocol for processing to generate tracking reports.

7.

mg3 Secure Login – A server, which allows customers to login in a secured http connection and retrieve campaign statistic report.

8.

mg3 Account Management

a.

Maintain a database for subscribers/clients who licensed to use mg3 Editor

b.

Generate billing statement for each client.

c.

The report can be viewed and printed by mg3 account managers.

9.

mg3 Reporting (something we already have)

a.

Accessible to clients 24/7

10.

mg3 Graphics Player - It is a Java applet playing MG3 rich-media email messages created by the MG3 Editor.  The viewer can stop, pause, resume, restart and randomly access the message.  It can run on a browser (Internet Explorer or Netscape Navigator) and many email clients (e.g. Outlook, Outlook Express, Netscape Communicator and AOL).

11.

mg3 Video Player - It is a Java applet, which can play video clip encoded by MG3 hosting system.  The viewer can stop, pause, resume, restart and randomly access the video clipping.  It can run on a browser (Internet Explorer or Netscape Navigator) and many email clients (e.g. Outlook, Outlook Express, AOL and Netscape Communicator).